This Note is not a negotiable instrument. It is subject to hold periods under the Securities Act (Alberta) and National Instrument 45-106 Prospectus and Registration Exemptions. It is also subject to U.S. SEC rules and regulations: under Section 4(a)(2) of the Securities Act of 1933, as a transaction not involving any public offering, it is exempt from certain disclosures; and, Shares issued hereunder are “restricted securities” as defined in Rule 144 promulgated under the 1933 Act, and subject to hold periods under that Rule.

CONVERTIBLE NOTE

WHEREAS Holder has delivered the following services to Company: ______________________________________________________

____________________________________________________________________________________________________________

AND WHEREAS this Note is intended to: (check one)

___

replace all prior instruments and understandings as to Company’s debt to Holder for said services, or

___

record a new debt of Company to Holder for said services

FOR SAID VALUE RECEIVED, Company issues this Note as a promise to pay Holder U.S. $________________. Non-compounding interest shall accrue at _______% per annum. Payments shall be applied first to principal and then to interest. This Note is subject to the following terms and conditions and Holder is entitled to the benefits set out herein:

1. DEFINITIONS. For the purposes of this Note, the following words and expressions shall have the following meanings:

"Company" means Perpetual Industries Inc., a corporation incorporated under the laws of the State of Nevada.
5-8720 Macleod Trail South, #110, Calgary, Alberta, Canada T2H 0M4
Tel 403-214-4321, Fax 403-770-8122, Email: notice@perpetualindustries.com

"Conversion Basis" means one Share is valued at U.S. $_____________________.

"Debt" means the remaining principal and accrued interest owed by Company to Holder hereunder at a given time.

"Holder" means HOLDERNAME (or the successor thereof).
[Address]
[Tel, fax, email]

"Share" means a Class A Common Share in the capital of Company.

2. COMPANY’S REPAYMENT RIGHT. Company may repay the Debt in whole or part at any time without notice, penalty or bonus.

3. HOLDER’S CONVERSION RIGHT. Holder has the right, at any time, to convert all or any portion of the then outstanding Debt into Shares on the Conversion Basis, by delivering to Company a completed Holder’s Conversion Form, Schedule "A" hereto. Conversion is subject to applicable regulatory approvals, and to corporate consent (not to be unreasonably withheld) upon which Company shall arrange without delay to issue via Company’s transfer agent an electronic certificate for the Shares. The number of Shares in any conversion must be a multiple of 1,000.

4. RESPONSIBILITY FOR INCOME TAX. Holder is responsible for payment of Holder’s income tax in relation to (i) the Debt and (ii) any payment or issuance of Shares by Company. Holder relieves Company of liability in relation to Holder’s income tax.

5. GENERAL PROVISIONS

Parties in Interest. This Note shall enure to the benefit of and be binding on the parties hereto and their respective successors or designees.

Assignment. The rights of Holder under this Note shall not be assignable in whole or in part, except to the extent that Shares from a conversion hereunder may be issued in the name of one or more designees that, at Company’s discretion, are reasonably connected with Holder or otherwise acceptable to Company.

Proper Law and Attornment. This Note shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. Each of the parties attorns and submits to the jurisdiction of the courts of the Province of Alberta for all matters arising pursuant to this Note.

IN WITNESS WHEREOF Company and Holder have executed this Note as of the ______ day of ________________________, 20____.

HOLDERNAME Per:	PERPETUAL INDUSTRIES INC. Per: Brent W. Bedford

SCHEDULE "A"

HOLDER’S CONVERSION FORM

To:

COMPANY

Perpetual Industries Inc.

5-8720 Macleod Trail South, #110

Calgary, Alberta, Canada T2H 0M4

Tel 403-214-4321, Fax 403-770-8122

Email: notice@perpetualindustries.com

Holder hereby gives five (5) business days notice to Company of its intention to convert U.S. $______________________ of the current outstanding Debt of U.S. $__________________________  into _______________________ [figure must be evenly divisible by 1,000 shares] Shares of the Company.

Delivery of this completed form to Company creates a contract in which Holder subscribes for the foregoing Shares, to be issued as fully paid and non-assessable, satisfying and discharging the respective portion of the Debt.

Dated this _______ day of _______________________ , 20_____.

HOLDER

Holdername

Per:

Shares shall be issued in the name of:

_______________________________________________
Name to Appear on Certificate

_______________________________________________
Address Line 1

_______________________________________________
Address Line 2

_______________________________________________
Telephone

_______________________________________________
Email

_______________________________________________
SSN (or other government ID if not U.S. resident)